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                             MILLER AND LENTS, LTD.

                                  EXHIBIT 23.2


         The firm of Miller and Lents, Ltd., as independent oil and gas consultants, consents to the use of its name and to the use of its report letter dated February 27, 2001, regarding the proved reserves and future net revenue of Belco Oil & Gas Corp. as of December 31, 2000. We hereby consent to all references to our firm included as a part of the Form 10-K, and the incorporation by reference of the Form 10-K into Belco Oil & Gas Corp.'s Registration Statement on Form S-8 (Registration No. 333-03552) and on Form S-3 (Registration No. 333-42107). Miller and Lents, Ltd. has no financial interest in Belco Oil & Gas Corp. or in any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such report. Miller and Lents, Ltd. also has no director, officer, or employee employed or otherwise connected with Belco Oil & Gas Corp. We are not employed by Belco Oil & Gas Corp. on a contingent basis.


                                            MILLER AND LENTS, LTD.


                                            ------------------------------------
                                            By: Christopher A. Butta
                                                Senior Vice President

Houston, Texas
March 28, 2001